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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 19, 2004, relating to the financial statements and financial highlights which appear in the March 31, 2004 Annual Report to Shareholders of Columbia Intermediate Bond Fund and Columbia Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



PricewaterhouseCoopers LLP

/s/PricewaterhouseCoopers LLP


Boston, Massachusetts
July 26, 2004